JOINT FILING STATEMENT


     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.001 per share (the "Common Stock"), of Iwerks Entertainment, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 12th day of August, 1997.



                                   /s/ Roy A. Wright
                                   -----------------------------
                                   Roy A. Wright


                                   /s/ Donald W. Iwerks
                                   -----------------------------
                                   Donald W. Iwerks


                                   /s/ Dag Tellefsen
                                   -----------------------------
                                   Dag Tellefsen


                                   /s/ William J. Battison III
                                   -----------------------------
                                   William J. Battison III


                                   /s/ Bruce C. Hinckley
                                   -----------------------------
                                   Bruce C. Hinckley


                                   /s/ Dennis Pope
                                   -----------------------------
                                   Dennis Pope


                                   /s/ W. Tucker Lemon
                                   -----------------------------
                                   W. Tucker Lemon


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                                   SHOWSCAN ENTERTAINMENT INC.,
                                   a Delaware corporation



                                   /s/ Dennis Pope
                                   -----------------------------
                                   By:  Dennis Pope
                                   Its: Chief Executive Officer


                                   MERIKEN NOMINEES LIMITED,
                                   as nominees for:

                                   Glenwood Ventures IIA,
                                   a California limited partnership;
                                   Glenwood Ventures IIB,
                                   a Delaware limited partnership;
                                   Glenwood Ventures IIC,
                                   a Cayman Islands limited partnership

                                   By Glenwood II Management Corporation,
                                   a California corporation


                                   /s/ Dag Tellefsen
                                   -----------------------------
                                   By:  Dag Tellefsen
                                   Its: President
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